UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2011

AEGERION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-1338042	20-2960116
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

101 Main Street, Suite 1850, Cambridge, Massachusetts		02142
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 908-707-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 1, 2011, Aegerion Pharmaceuticals, Inc. (“Aegerion” or the “Company”) entered into a Lease by and between the Company and RREEF America REIT II CORP. PPP (the “Landlord”) (the “Lease”). Under the Lease, Aegerion will lease approximately 8,741 square feet of office space for the Company’s headquarters in Cambridge, Massachusetts. The Lease provides for an initial base rent of $30,593.50 per month, plus certain operating expenses and taxes, and shall increase on an annual basis and be subject to adjustment as provided in the Lease.

The foregoing description of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Lease by and between Aegerion Pharmaceuticals, Inc. and RREEF America REIT II CORP. PPP, dated as of January 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2011

AEGERION PHARMACEUTICALS, INC.

By:	/S/ CHRISTINE PELLIZZARI
Christine Pellizzari
Executive Vice President, General Counsel and Secretary